EXHIBIT 3.1

      RESTATED CERTIFICATE OF INCORPORATION
                        OF
                 STEVCOKNIT, INC.


   Stevcoknit, Inc. (the "Corporation"), a Delaware
corporation,   whose   original   Certificate    of
Incorporation was filed with the Secretary of State
of the State of Delaware on April 5, 1971 under the
same  name  does  hereby  amend  and  restate   its
Certificate  of  Incorporation  to  read   in   its
entirety as set forth below:

   FIRST:   The   name   of  the   Corporation   is
Stevcoknit,    Inc.   (hereinafter    called    the
"Corporation").

   SECOND: The address of the registered office  of
the  Corporation  in the State of Delaware  is  229
South State Street, in the city of Dover, County of
Kent.   The  name  of the Corporation's  registered
agent   at  that  address  is  the  United   States
Corporation Company.

   THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General
Corporation Law of Delaware (the "GCL").

   FOURTH:  The  total number of  shares  of  stock
which the Corporation shall have authority to issue
is  100,000 shares of common stock with a par value
of  $.01 per share.  The Corporation may not  amend
the   Certificate  to  change  the   capitalization
without the vote of ninety-five (95) percent of the holders of the common stock.

   FIFTH: The following provisions are inserted for
the  management of the business and for the conduct
of  the affairs of the Corporation, and for further
definition, limitation and regulation of the powers
of   the  Corporation  and  of  its  directors  and
stockholders;

      (a)     The  number  of  directors   of   the
   Corporation shall be such as from time to time shall be fixed by, or in the manner provided in the By-laws. Election of directors need not be by ballot unless the By-laws so provide.

      (b)   The Board of Directors shall have power
   without the vote of the stockholders as follows:
         (i)    To make, alter, amend, change,  add
      to  or repeal the By-laws of the Corporation;
      to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation;
      to determine the use and dispensation of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

         (ii)   To  determine  from  time  to  time
      whether,  and  to what extent,  and  at  what
      times  and  places, and under what conditions
      and  regulations, the accounts and  books  of
      the Corporation (other than the stock ledger)
      or   any  of  them,  shall  be  open  to  the
      inspection of the stockholders.

      (c)    The directors in their discretion  may
   submit  any  contract  or act  for  approval  or
   ratification  at  any  annual  meeting  of   the
   stockholders   or   at  any   meeting   of   the
   stockholders   called   for   the   purpose   of
   considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

      (d)     In   addition  to  the   powers   and
   authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any By-laws from time to time made by the stockholders; provided, however, that no By-laws so made shall invalidate any prior act of the directors which would have been valid if such By-law had not been made.

   SIXTH: The Corporation shall, to the full extent permitted by Section 145 of the GCL, indemnify all persons whom it may indemnify pursuant thereto.

   SEVENTH: Whenever a compromise or arrangement is
proposed  between the Corporation and its creditors
or  any  class  of  creditors  and/or  between  the
Corporation  and its stockholders or any  class  of
stockholders,  any court of equitable  jurisdiction
within   the   State  of  Delaware  may,   on   the
application in a summary way of the Corporation  or
of  any  creditor or stockholder thereof or on  the
application of any receiver or receivers  appointed
for the Corporation under the provisions of Section
291 of the GCL or on the application of trustees in
dissolution   or  of  any  receiver  or   receivers
appointed  for the Corporation under the provisions
of  Section 179 of the GCL, order a meeting of  the
creditors  or  class of creditors,  and/or  of  the
stockholders  or  class  of  stockholders  of   the
Corporation, as the case may be, to be summoned  in
such  manner  as  the  said court  directs.   If  a
majority  in  number representing three-fourths  in
value  of  the  creditors or  class  of  creditors,
and/or of the stockholders or class of stockholders
of  the  Corporation, as the case may be, agree  to
any   compromise   or  arrangement   and   to   any
reorganization of the Corporation as a consequence of such compromise or arrangement, such compromise or arrangement and such reorganization shall, if sanctioned by the court to which such application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

   EIGHTH:  The Corporation reserves the  right  to
amend,   alter,  change  or  repeal  any  provision
contained   in   this   Restated   Certificate   of
Incorporation,  in  the  manner  now  or  hereafter
prescribed   by   statute,   and   this    Restated
Certificate  of  Incorporation,  and   all   rights
conferred upon stockholders herein are granted subject to this reservation.

   This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 245, 242, and 228 of the GCL.

   IN WITNESS WHEREOF, Stevcoknit, Inc. has caused this Restated Certificate of Incorporation to be duly executed in its corporate name on this 20th day of June, 1986.

            STEVCOKNIT, INC.


            By:   /s/ Robert E. Mitchell
            Title: Vice President


ATTEST

By:  /s/ Margaret T. Hulz
     Secretary

                    CERTIFICATE OF AMENDMENT
                               OF
                  CERTIFICATE OF INCORPORATION
                               OF
                        STEVCOKNIT, INC.


   Stevcoknit, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
DOES HEREBY CERTIFY:
      FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:
         RESOLVED, that the Certificate of Incorporation of Stevcoknit, Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

         "FIRST: The name of the corporation is Delta Holding, Inc."

      SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.
      THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.
      IN WITNESS WHEREOF, said Stevcoknit, Inc. has caused this certificate to be signed by E. Erwin Maddrey, II, its President, and attested by Bettis C. Rainsford, one of its Assistant Secretaries, this 30th day of July, 1986.
                  STEVCOKNIT, INC.
                  By:  /s/ E. Erwin Maddrey, II
                       E. Erwin Maddrey, II, President

ATTEST:
/s/ Bettis C. Rainsford
Bettis C. Rainsford,
Assistant Secretary


            CERTIFICATE OF CHANGE OF REGISTERED AGENT

                               AND

                        REGISTERED OFFICE

                            * * * * *

   DELTA HOLDING, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
   The present registered agent of the corporation is United States Corporation Company, 229 South Street, Dover, Delaware 19901 and the present registered office of the corporation is in the county of Kent.
   The Board of Directors of Delta Holding, Inc. adopted the following resolution on the 22nd day of September, 1986.
         Resolved, that the registered office of Delta Holding, Inc. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

   IN   WITNESS   WHEREOF,                    has   caused   this
statement to be signed by E. Erwin Maddrey, II, its President and attested by Carl F. Muller, its Assistant Secretary this 22nd day of September, 1986.

                        By:   /s/ E. Erwin Maddrey, II
                              E. Erwin Maddrey, II, President

ATTEST:

By: /s/ Carl F. Muller
   Carl F. Muller
   Assistant Secretary
                                                         Delaware

                      CERTIFICATE OF MERGER

         Delta Mills, Inc., a New York corporation, and
   Stevcoknit Acquisition Company, Inc., a Nevada corporation, into
           Delta Holding, Inc., a Delaware corporation

                (UNDER SECTION 252 OF THE GENERAL
            CORPORATION LAW OF THE STATE OF DELAWARE)

   Delta Holding, Inc., a Delaware corporation, hereby certifies that:

      (1) The name and state of incorporation of each of the constituent corporations are:

         (a)   Delta Mills, Inc., a New York corporation ("Delta
               Mills"),
         (b) Stevcoknit Acquisition Company, Inc., a Nevada corporation ("Stevcoknit"), and
         (c)   Delta Holding, Inc., a Delaware corporation
               ("Delta Holding").

      (2) An agreement of merger has been approved, adopted, certified, executed and acknowledged by Delta Mills, by Stevcoknit and by Delta Holding in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware. Pursuant to the agreement of merger, Delta Mills and Stevcoknit shall be merged with and into Delta Holding, effective as of 12:01 A.M., Eastern Daylight Savings Time, on July 4, 1993 (the "Effective Time").

      (3)   The name of the surviving corporation is currently
Delta Holding, Inc. Effective as of the Effective Time, the name of the Surviving Corporation shall be changed to Delta Mills, Inc.

      (4) Section FIRST of the Restated Certificate of Incorporation of Delta Holding is amended, effective as of the Effective Time, to read in full as follows: "The name of the corporation is Delta Mills, Inc.". The first sentence of Section FOURTH of the Restated Certificate of Incorporation is amended, effective as of the Effective Time, to read in full as follows:
"The total number of shares of stock which the Corporation shall have authority to issue is 3,000 shares of common stock with a par value of $.01 per share." In all other respects, the certificate of incorporation of Delta Holding shall be the certificate of incorporation of the surviving corporation immediately after the Merger.

      (5) The surviving corporation is a corporation of the State of Delaware.
      (6) The executed agreement of merger is on file at the principal place of business of Delta Holding at 99 Bobo
Street, P.O. Box 1500, Greer, SC 29652.

      (7) A copy of the agreement of merger will be furnished by Delta Holding, on request and without cost, to any stockholder of Delta Mills, Stevcoknit or Delta Holding.

      (8) The authorized capital stock of Delta Mills is 200 shares of Common Stock, no par value. The authorized capital stock of Stevcoknit is 100,000 shares of Common
Stock, $1.00 par value, and 50,000,000 shares of Preferred
Stock, $1.00 par value.


   IN WITNESS WHEREOF, Delta Holding, Inc., the surviving
Delaware corporation (to be renamed Delta Mills, Inc.
hereby), has caused this certificate to be signed by E.
Erwin Maddrey, II, its President, and attested by Jane H.
Greer, its Secretary, as of the 29th day of June, 1993.


               DELTA HOLDING, INC.



               By: /s/ E. Erwin Maddrey II
                   E. Erwin Maddrey II, President

ATTEST



By: /s/ Jane H. Greer
    Jane H. Greer, Secretary